Entranet, Inc.

110 East Broward Blvd., Suite 1700

Fort Lauderdale, FL 33301

Registration Statement

Re: Exhibit 10.3 Oral Agreement

To Whom It May Concern:

On May 8th, 2014, I, Eleftherios Papageorgiou, transferred my interest in Enternetinc.com to Entranet, Inc.

Sincerely

/s/ Eleftherios Papageorgiou

Eleftherios Papageorgiou

Chief Executive Officer

Entranet, Inc.